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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             PROCOM TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             California                                33-0268063
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


     2181 Dupont Drive, Irvine, California                    92715
   (Address of principal executive offices)                (Zip Code)


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2) please check the following box. |_|


         Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange on
         Title of each class                  which each class is to be
         to be so registered                         registered

         NONE


         Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
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Item 1.  Description of Registrant's Securities to Be Registered.

         This Registration Statement relates to the Common Stock, no par value, of Procom Technology, Inc. (the "Registrant"). A description of such Common Stock is contained under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (the "Form S-1 Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on October 30, 1996 (Registration No. 333-15109), which description is incorporated herein by reference.


Item 2.  Exhibits.

2.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference from Exhibit 3.1 to the Registrant's Form S-1 Registration Statement).

2.2 Form of Amended and Restated Articles of Incorporation of the Registrant (amending and restating Exhibit 2.1 prior to the effectiveness of the Form S-1 Registration Statement and incorporated by reference from Exhibit 3.2 to the Registrant's Form S-1 Registration Statement).

2.3 Bylaws of the Registrant, as amended (incorporated by reference from Exhibit 3.3 to the Registrant's Form S-1 Registration Statement).

2.4 Form of Amended and Restated Bylaws (amending and restating Exhibit 2.3 prior to the effectiveness of the Form S-1 Registration Statement and incorporated by reference from Exhibit 3.4 to the Registrant's
         Form S-1 Registration Statement).

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       PROCOM TECHNOLOGY, INC.



Date:  October 30, 1996                By: /s/ Frederick Judd
                                          ------------------------
                                           Frederick Judd
                                           Vice President, Finance
                                           and General Counsel